As filed with the Securities and Exchange Commission on
                       September 18, 2001
                                       Registration No. 333-55932
-----------------------------------------------------------------

             U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     -----------------------

                 Post-Effective Amendment No. 2
                               on
                            FORM S-8
                               to
                            Form S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   --------------------------

                   PHILLIPS PETROLEUM COMPANY
     (Exact name of registrant as specified in its charter)

           Delaware                               73-0400345
-------------------------------               -------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

        PHILLIPS BUILDING, BARTLESVILLE, OKLAHOMA  74004
      (Address of principal executive offices)   (Zip Code)


              TOSCO CORPORATION STORE SAVINGS PLAN
                    (Full title of the plan)


                         John A. Carrig
        Senior Vice President and Chief Financial Officer
                      18 Phillips Building
                  Bartlesville, Oklahoma  74004
             (Name and address of agent for service)

                          918-661-9037
  (Telephone number, including area code, of agent for service)

                      -------------------

Approximate date of commencement of proposed sale of securities pursuant to the Plan: Promptly after the filing of this Post-
Effective Amendment.

                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
                             Proposed      Proposed
                              maximum       maximum
     Title of       Amount   offering     aggregate     Amount of
securities to        to be  price per      offering  registration
be registered   registered   share(1)      price(1)        fee(1)
-----------------------------------------------------------------

Common Stock
  ($1.25 par
  value......       50,000        N/A           N/A           N/A
                    shares
-----------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the Act), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                         ---------------

(1) The proposed maximum offering price was calculated and the fee was previously paid in connection with Phillips Petroleum Company's filing of the Registration Statement on Form S-4 (Registration No. 333-55932) with the U.S. Securities and Exchange Commission on February 20, 2001.

                     Introductory Statement

This Post-Effective Amendment No. 2 on Form S-8 amends the Registration Statement (Registration No. 333-55932) previously filed on Form S-4 by Phillips Petroleum Company, a Delaware Corporation, in connection with the acquisition of Tosco Corporation by Phillips Petroleum Company through the merger of Ping Acquisition Corp., a wholly owned subsidiary of Phillips Petroleum Company, with and into Tosco Corporation, with Tosco Corporation surviving the merger as a wholly owned subsidiary of Phillips Petroleum Company. The merger was completed
September 14, 2001.

This Post-Effective Amendment No. 2 on Form S-8 relates to the sale of up to 50,000 shares of common stock of Phillips Petroleum
Company, par value $1.25 per share, issuable under the Tosco
Corporation Store Savings Plan.

In connection with the filing of the original Registration Statement, 130,000,000 shares of common stock were registered and the applicable filing fee was paid. The number of shares so registered pursuant to the original Registration Statement were those shares expected to be issued to the holders of the common stock of Tosco Corporation, including those holding Tosco Corporation common stock in the Tosco Corporation Store Savings Plan.

                             PART I

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Act.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below have been filed by Phillips
Petroleum Company or Tosco Corporation with the Commission and are incorporated herein by reference:

     (a) Phillips Petroleum Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, File No. 1-720;

     (b)  The Tosco Corporation Store Savings Plan's Annual
          Report on Form 11-K for the fiscal year ended
          December 31, 2000, File No. 1-7910;

     (c)  Phillips Petroleum Company's Quarterly Reports on
          Form 10-Q for the three months ended March 31, 2001, and the six months ended June 30, 2001, File
          Nos. 1-720;

     (d)  Phillips Petroleum Company's Current Reports on
          Form 8-K, filed on February 5, February 21, April 11, and September 18, 2001, File Nos. 1-720;

     (e) The description of Phillips Petroleum Company's common stock which is contained in its Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.


                             Experts

     The consolidated financial statements and schedule of Phillips Petroleum Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2000, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements and supplemental schedule incorporated in this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 Registration Statement (Registration
No. 333-55932) by reference to the Annual Report on Form 11-K of Tosco Corporation Store Savings Plan for the year ended
December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Indemnification provisions of the registrant's bylaws are supplemented by directors' and officers' liability insurance with a limit of $300 million, which insurance is subject to a number of exclusions, deductibles and conditions.


Item 8.  EXHIBITS

     The following exhibits are filed herewith or incorporated by reference in accordance with Rule 411 of the General Rules and Regulations under the Securities Act of 1933, as indicated in the parentheses following the description of each exhibit:

Exhibit 4 Tosco Corporation Store Savings Plan, with amendments.

Exhibit 5      Opinion of Counsel.

Exhibit 23(a)  Consent of Ernst & Young LLP.

          (b)  Consent of PricewaterhouseCoopers LLP.

          (c)  Consent of Robert C. Koch, Esq. (included in
               Exhibit 5 above).

Exhibit 24(a)  Powers of Attorney (incorporated by reference to
               Exhibit 24.01 of the Registration Statement on
               Form S-4 (Registration No. 333-55932) filed
               February 20, 2001).

     In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby undertakes that the Internal Revenue Service
(IRS) determined on April 15, 1996, that the Tosco Corporation Store Savings Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan.


Item 9.  UNDERTAKING

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-55932) and has duly caused this post-effective amendment on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bartlesville, State of Oklahoma, on September 18, 2001.

                                   PHILLIPS PETROLEUM COMPANY

                                          John A. Carrig
                                       Senior Vice President
                                    and Chief Financial Officer


                                     /s/ John A. Carrig
                                ----------------------------------
                                         John A. Carrig


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-55932) has been signed by the following persons in the capacities and on the date indicated.

         Signature                   Title               Date
         ---------                   -----               ----

Principal executive officer
       J. J. Mulva              Chairman of the
                              Board of Directors
  /s/ John A. Carrig          and Chief Executive
---------------------------         Officer       September 18, 2001
      John A. Carrig
     Attorney-in-Fact


Principal financial officer
      John A. Carrig         Senior Vice President
                              and Chief Financial
  /s/ John A. Carrig                Officer
---------------------------                       September 18, 2001
      John A. Carrig

         Signature                   Title               Date
         ---------                   -----               ----

Principal accounting officer

  /s/ Rand C. Berney           Vice President and
----------------------------       Controller     September 18, 2001
      Rand C. Berney                                        --


Norman R. Augustine
David L. Boren
Robert E. Chappell, Jr.
Robert M. Devlin
Larry D. Horner
J. J. Mulva
Randall L. Tobias
Victoria J. Tschinkel
Kathryn C. Turner


By  /s/ John A. Carrig             Directors      September 18, 2001
   -------------------------                                --
        John A. Carrig
       Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, the Tosco Corporation Store Savings Plan has duly caused this post-effective amendment on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-55932) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bartlesville, State of Oklahoma, on the 18th day of September 2001.
                                        ----

                                           Tosco Corporation
                                           Store Savings Plan


                                         /s/ Rand C. Berney
                                     ------------------------------
                                             Rand C. Berney
                                                 Member
                                            Tosco Corporation
                                            Store Savings Plan
                                                Committee

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